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                                   CREDIT AGREEMENT


          THIS AGREEMENT made as of the 2nd day of March, 1998.

BETWEEN:

               CANADIAN IMPERIAL BANK OF COMMERCE,
               a Canadian chartered bank

               (herein called the "Bank"),

               - and -

               CERIDIAN CANADA LTD., a corporation incorporated under the laws of Canada

               (herein called the "Borrower").

          WHEREAS the Borrower has requested the Bank to establish (i) a revolving credit facility to be used to finance the acquisition by the Borrower of the Bank's Payroll Business, (ii) an operating facility due 364 days after the date hereof for general corporate purposes, and (iii) a demand VISA corporate expense account for the Borrower's corporate expense account purposes;

          AND WHEREAS the Bank is willing to provide such credit facilities to the Borrower for the aforementioned purposes and upon the terms and conditions contained herein;

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                      ARTICLE 1
                                    INTERPRETATION

1.1 DEFINED TERMS. The defined terms set forth in Appendix "A" shall for all purposes of this agreement, or any amendment hereto, have the respective meanings set forth therein unless the context otherwise specifies or requires or unless otherwise defined herein.

1.2 APPLICABLE LAW. This agreement and all documents delivered pursuant hereto shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto do hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

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                                         -2-


1.3 AMOUNT OF CREDIT. Any reference herein to the amount of credit outstanding shall mean, at any particular time:

     (a)  in the case of a Prime Rate Loan, the principal amount thereof;

     (b) in the case of a LIBO Loan or Base Rate Canada Loan, the Canadian Dollar Equivalent of the principal amount of such Loan;

     (c) in the case of a Bankers' Acceptance, the face amount of the Bankers' Acceptance;

     (d) in the case of a Letter of Credit, the principal amount of the Letter of Credit;

     (e) in the case of all outstanding Forward Exchange Contracts, the "at risk" amount (determined in accordance with Section 2(d) of Appendix "F"); and

     (f) in the case of a VISA Credit, the principal amount thereof, whether utilized or not.

1.4 CANADIAN DOLLARS. All amounts referred to herein shall refer to lawful currency of Canada, unless otherwise stated.

1.5 APPENDICES. The following are the Appendices annexed hereto, incorporated by reference and deemed to be part hereof:

          Appendix "A" -      Defined Terms
          Appendix "B" -      Drawdown/Conversion/Prepayment/Rollover Notice
          Appendix "C" -      Opinion of Canadian Counsel to the Borrower and
                              Guarantor
          Appendix "D" -      Opinion of In-house Counsel to the Guarantor
          Appendix "E" -      Opinion of United States Counsel to the Bank
          Appendix "F" -      Letter of Credit, Forward Exchange Contracts and
                              Swap Contracts

                                      ARTICLE 2
                                  CREDIT FACILITIES

2.1 ESTABLISHMENT OF CREDIT FACILITIES. Subject to the terms and conditions hereof, the Bank hereby establishes in favour of the Borrower the following credits:

     (a) a revolving term credit facility ("Facility A") in the amount of the Facility A Limit;

     (b) a 364 day committed operating facility ("Facility B") in the amount of the Facility B Limit; and

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                                         -3-


     (c) a demand VISA corporate expense account ("Facility C") in the amount of the Facility C Limit.

                                      ARTICLE 3
                        GENERAL PROVISIONS RELATING TO CREDITS

3.1 TYPES OF CREDIT AVAILMENTS. The Borrower may obtain credit under the Credits as follows:

     (a) Facility A is available by way of one or more Prime Rate Loans, Base Rate Canada Loans, LIBO Loans (subject in all cases to availability) and Bankers' Acceptances;

     (b) Facility B is available by way of one or more Prime Rate Loans by way of overdraft in the Designated Account, Base Rate Canada Loans by way of overdraft in the Designated Account, LIBO Loans (subject in all cases to availability), Bankers' Acceptances, Letters of Credit and Forward Exchange Contracts; and

     (c)  Facility C is available by way of VISA Credit.

3.2 SWAP AVAILABILITY. Upon request of the Borrower, the Bank will, on a best efforts basis, arrange Swap Contracts to fix interest rates.

3.3 LOAN ADVANCES AND PAYMENTS. Each Loan advance hereunder shall be made prior to 12:00 noon (Toronto time) on the relevant date by deposit to the Designated Account. Each bill of exchange which is to become a Bankers' Acceptance shall be presented and stamped in accordance with Section 4.4. Letters of Credit shall be issued on the terms of, and in accordance with,
Section 1 of Appendix "F" and Forward Exchange Contracts and Swap Contracts shall be entered into on the terms of, and in accordance with, Section 2 of Appendix "F". The Bank shall be entitled to withdraw the amount of any payment due to it hereunder from the Designated Account on the day specified for payment.

3.4 (a) BANKERS' ACCEPTANCES. To facilitate the drawing of Bankers' Acceptances hereunder, the Borrower shall execute and deliver to the Bank a supply of bills of exchange executed by the Borrower, which the Bank shall hold in safekeeping. The Bank shall not be responsible for its failure to accept a bill of exchange as required hereunder if the cause of the failure is, in whole or in part, due to the failure of the Borrower to provide such bills of exchange to the Bank on a timely basis. The Bank agrees to use its best efforts to advise the Borrower in a timely manner when it requires additional executed bills of exchange. If executed but incomplete bills of exchange are delivered to the Bank, the Bank may complete the same on behalf of the Borrower following receipt of a drawdown notice from the Borrower pursuant to Section 3.7 herein requesting the Bank to accept bills of exchange.

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                                         -4-


     (b) EXECUTION OF ACCEPTANCES. Bills of exchange of the Borrower to be accepted as Bankers' Acceptances hereunder shall be signed by a duly authorized officer or duly authorized officers of the Borrower. Notwithstanding that any person whose signature appears on any pre-signed Acceptance as one of such officers may no longer be an authorized signatory for the Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Borrower.

     (c) NO OBLIGATION TO PURCHASE. The Bank shall not be obligated to purchase or discount any Bankers' Acceptances. The Borrower shall be responsible for arranging the purchase or discounting of any such Bankers' Acceptances by a money market dealer or the Bank, and if a money market dealer is used to facilitate settlement, the details of such purchase or discounting shall be advised promptly by the Borrower to the Bank, by telephone or facsimile transmission.

3.5 TIMING OF CREDIT AVAILMENTS. No Bankers' Acceptance or LIBO Loan may mature on a day which is not a Banking Day or have an Interest Period which would exceed the Facility A or Facility B Maturity Date, as applicable. Letters of Credit and Forward Exchange Contracts may not have a term extending beyond the Facility B Maturity Date.

3.6 EVIDENCE OF INDEBTEDNESS. The Bank shall open and maintain accounts wherein the Bank shall record the amount of outstanding credit and each payment on account of such credit by appropriate entries, including each payment of principal and interest on account of each Loan, each Bankers' Acceptance accepted and cancelled and all other amounts becoming due to and being paid to the Bank hereunder, including Stamping Fees. The Bank's accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement.

3.7 NOTICE PERIODS. Each notice of a drawdown, rollover or conversion from one type of credit availment to another hereunder shall be irrevocable and shall be given to the Bank in the forms attached hereto as Appendix "B":

     (a) prior to 10:30 a.m. (Toronto time) on the third Banking Day prior to the date of a drawdown of, rollover of, conversion into, conversion of, prepayment of or repayment of a LIBO Loan;

     (b) prior to 10:30 a.m. (Toronto time) on the second Banking Day prior to the date of drawdown or conversion into a Bankers' Acceptance, Letter of Credit or Forward Exchange Contract;

     (c) prior to 10:30 a.m. (Toronto time) on the first Banking Day prior to the date of a drawdown of, conversion into, conversion of, prepayment of or repayment of a Prime Rate Loan in a principal amount exceeding Cdn. $10,000,000 or a Base Rate Canada Loan in a principal amount exceeding U.S. $10,000,000, provided that no drawdown notice is required for a Prime Rate Loan or a Base Rate Canada Loan by way of overdraft under Facility B; and

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                                         -5-


     (d) prior to 10:30 a.m. (Toronto time) on the Banking Day of any other drawdown, rollover, conversion, prepayment or repayment.

3.8 ABSENCE OF INSTRUCTIONS. In the absence of written notice from the Borrower within the appropriate time periods referred to herein, a maturing LIBO Loan shall be automatically converted into a Base Rate Canada Loan and a maturing Bankers' Acceptance shall be automatically converted into a Prime Rate Loan.

3.9 REIMBURSEMENT OBLIGATION. The Bank shall, on the maturity date of a Bankers' Acceptance, pay to the holder thereof the face amount of such Bankers' Acceptance and the Borrower shall fully reimburse the Bank on such date for the amount of any such payment. In the event that the Bank is the holder of any Bankers' Acceptance on the maturity date applicable thereto, the Borrower shall pay to the Bank the face amount of such Bankers' Acceptance.

                                      ARTICLE 4
                                  INTEREST AND FEES

4.1 INTEREST RATES. The Borrower shall pay to the Bank interest and fees on the outstanding principal amount of each Advance from time to time, at the rate per annum equal to the following rates or equal to the following fees, as the case may be:

     (a)  in the case of each Prime Rate Loan, the Prime Rate;

     (b) in the case of each Base Rate Canada Loan, the Alternate Base Rate Canada;

     (c)  in the case of each LIBO Loan, the LIBO Rate plus 47.5 basis points;

     (d) in the case of Banker's Acceptances, the Stamping Fee at 47.5 basis points per annum; and

     (e) in the case of each Letter of Credit, 47.5 basis points per annum of the amount of the Letter of Credit, payable in advance.

4.2       CALCULATION AND PAYMENT OF INTEREST.

     (a) Interest on the outstanding principal amount from time to time of each Loan and on the amount of overdue interest thereon from time to time shall accrue from day to day (both before and after maturity and as well after as before judgment) and shall be calculated on the basis of the actual number of days elapsed divided by the actual number of days in the year in the case of a Prime Rate Loan and Base Rate Canada Loan or divided by 360 in the case of a LIBO Loan.

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                                         -6-


     (b)  Accrued interest shall be paid,

          (i) in the case of interest on Prime Rate Loans and Base Rate Canada Loans, monthly in arrears on the last Banking Day of each calendar month; and

          (ii) in the case of interest on LIBO Loans, on the last day of the applicable Interest Period.

     (c) The Borrower shall pay to the Bank, upon demand by the Bank, the administrative fees and charges quoted by the Bank from time to time in respect of any amendments to Letters of Credit requested by the Borrower.

4.3       GENERAL INTEREST RULES.

     (a) For the purposes hereof, whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

     (b) Following the occurrence of an Event of Default, the Borrower shall pay interest on amounts outstanding (as well after as before judgment) at the rate per annum, calculated and compounded monthly, which is equal to the Prime Rate plus 2%. Such interest on overdue amounts shall become due and be paid on demand made by the Bank.

4.4 STAMPING FEES. Upon the acceptance of any draft of the Borrower pursuant hereto, the Borrower shall pay to the Bank, in advance, the Stamping Fee calculated at the rate per annum, on the basis of the actual number of days in the year, equal to 47.5 basis points per annum on the face amount of such Bankers' Acceptance for its term, being the actual number of days in the period commencing on the date of acceptance of the Borrower's draft and ending on but excluding the maturity date of the Bankers' Acceptance.

4.5 STAND-BY FEE. On the first Banking Day of each month commencing April 1, 1998, and on the Facility A and Facility B Maturity Date, as applicable, the Borrower shall pay to the Bank, in arrears, a Stand-by Fee calculated on the basis of a year of 365 days or 366 days in the case of a leap year at 12.5 basis points per annum, on the daily average of the unused portion of Facilities A and B, such fee to accrue daily from, and including the first day of the previous month (or the date hereof, if later) to and including the last day of the previous month, and in the case of the final payment, up to the Facility A and Facility B Maturity Date, as applicable.

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                                         -7-


4.6 ARRANGEMENT FEE. The Bank acknowledges receipt of $25,000 representing a non-refundable arrangement fee in consideration of the Bank issuing the committed offer to finance dated February 12, 1998. On the date of execution and delivery of this agreement, the Borrower shall pay to the Bank a further $75,000 non-refundable arrangement fee in consideration of the Bank establishing the Credits.

                                      ARTICLE 5
                              REPAYMENTS AND PREPAYMENTS

5.1 FACILITY A. The Borrower will repay all amounts outstanding under Facility A on or before the Facility A Maturity Date, or earlier if the Bank demands repayment following the occurrence of an Event of Default.

5.2       FACILITY B.

     (a) REPAYMENT. The Borrower will repay all amounts outstanding under Facility B on or before the Facility B Maturity Date, or earlier if the Bank demands repayment following the occurrence of an Event of Default.

     (b) ANNUAL REVIEW. Facility B is subject to annual review by the Bank, with the first review being done on the anniversary of the date hereof. The Bank may terminate Facility B on any such annual review notwithstanding compliance by the Borrower with any or all of the provisions of this agreement or the Bank may, in its sole discretion, agree to extend Facility B for an additional 364 days.

5.3 FACILITY C. The Borrower acknowledges and agrees that Facility C is established at the pleasure of the Bank and that the Bank reserves the right to cancel Facility C in whole or in part at any time (whether or not demand is made at such time) and to demand immediate repayment of any and all amounts outstanding under Facility C at any time, at the sole discretion of the Bank and notwithstanding compliance by the Borrower with any or all of the provisions of this agreement.

5.4 REPAYMENTS OF CREDIT EXCESS. The Borrower shall also repay to the Bank automatically, and without the necessity of demand, the Credit Excess under any of the Credits from time to time, whether such Credit Excess results from the calculation by the Bank each day of the Canadian Dollar Equivalent of amounts outstanding in U.S. dollars or otherwise.

5.5 PREPAYMENTS. The Borrower shall be entitled to prepay all or any portion of the amount outstanding under the Credits, provided that:

     (i) any partial prepayment in respect of LIBO Loans or Bankers' Acceptances is in an amount equal to U.S.$100,000 or Cdn.$100,000, as applicable, or any whole multiple thereof;

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                                         -8-


     (ii) in the case of a LIBO Loan or Bankers' Acceptance, the Bank receives two Banking Days prior written notice of such prepayment in the form attached hereto as Appendix "B" which notice shall be irrevocable and the Borrower shall be bound to prepay in accordance with such notice;

   (iii) if the Borrower pays a LIBO Loan prior to expiry of the Interest Period applicable to that LIBO Loan the Borrower will pay to the Bank all interest accrued on the amount thereof, together with all costs and expenses of reemploying the amounts so repaid and the Borrower will comply with paragraph 7.1(i) in connection with such prepayment;

     (iv) Bankers' Acceptances may not be repaid prior to the expiry of the Interest Period of such Bankers' Acceptance;

     (v) a Letter of Credit may not be cancelled prior to its expiry date unless the original thereof is delivered by the beneficiary to the Bank with a request for cancellation thereof (at which time a pro rata portion of the applicable Letter of Credit fee shall be refunded to Borrower); and

     (vi) in the case of a Forward Exchange Contract or a Swap Contract, the Borrower shall pay concurrently with any early termination any breakage costs (as determined by the Bank in accordance with its usual practice) incurred by the Bank as a result of such early termination.

5.6       REVOLVING.     Amounts borrowed under the Credits may be repaid at any
time in accordance with Sections 5.4 and 5.5 hereof and amounts repaid may be reborrowed from time to time in accordance with the provisions hereof.

5.7 CANCELLATION. The Borrower may permanently cancel all or any portion of Facilities A, B or C upon 30 days prior written notice to the Bank.

5.8 WITHHOLDING TAX. All payments made by the Borrower to the Bank will be made free and clear of all present and future taxes (excluding the Bank's income or capital taxes), withholdings or deductions of whatever nature. If these taxes, withholdings or deductions are required by applicable law and are made, the Borrower, shall, as a separate and independent obligation, pay to the Bank all additional amounts as shall fully indemnify the Bank from any such taxes, withholding or deduction.

5.9 WAIVER OF SET-OFF. The Borrower agrees to make all payments due hereunder without set-off or counterclaim. In addition, the Borrower shall make all payments hereunder free and clear of, and without deduction for, any amount owed to the Borrower or the Guarantor by the Bank, pursuant to or in connection with, the Asset Purchase Agreement, or otherwise in connection with the purchase by the Borrower of the Assets. The Borrower hereby waives any right to set-off any and all amounts owing to the Borrower or the Guarantor by the Bank against any and all amounts owing by the Borrower to the Bank.

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                                         -9-


                                      ARTICLE 6
                            REPRESENTATIONS AND WARRANTIES

6.1 REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this agreement, the Borrower hereby represents and warrants to the Bank as follows and acknowledges and confirms that the Bank is relying upon such representations and warranties in extending credit hereunder:

     (a) STATUS AND POWER. The Borrower is a corporation duly incorporated and organized and validly subsisting under the laws of Canada and is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required to the extent that it is material. The Borrower has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties, to carry on its business as now conducted and to otherwise enter into, and carry out the transactions contemplated by, this agreement.

     (b) AUTHORIZATION AND ENFORCEMENT OF DOCUMENTS. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this agreement by the Borrower and the Borrower has duly executed and delivered this agreement. This agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower by the Bank in accordance with its terms.

     (c) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this agreement and the consummation of the transactions contemplated herein do not and will not conflict with, result in any breach or violation of, or constitute a default under, the terms, conditions or provisions of the constating documents or by-laws of the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or by which the Borrower benefits or to which any of its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which any of its property is subject and do not require the consent or approval of any other party or any governmental body, agency or authority.

     (d) LITIGATION. There are no actions, suits, inquiries, claims or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower before any government, parliament, legislature, regulatory authority, agency, commission, board or court or before any private arbitrator, mediator or referee which in any case or in the aggregate may result in any material adverse change in the ability of the Borrower to perform its obligations under this agreement.

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                                         -10-


     (e) COMPLIANCE WITH LAWS. The Borrower is not in violation of any mortgage, franchise, licence, judgment, decree, order, statute, rule or regulation relating in any way to the Borrower, to the operation of its business or to its property or assets where such violation might reasonably be expected to result in a material adverse change in the business, financial condition or operations of the Borrower.

     (f) TAXES. All of the remittances required to be made by the Borrower to the federal, provincial and municipal governments have been made and are currently up to date. Without limiting the foregoing, all employee source deductions (including income taxes, unemployment insurance and Canada pension plan), sales taxes (both provincial and federal), corporate income taxes, payroll taxes and workmen's compensation dues are currently paid and up to date, except for such taxes which are being contested in good faith by proper proceedings with appropriate reserves having been set aside.

     (g)  ENVIRONMENTAL.

          (i) The condition and use of all of the Borrower's properties and any prior use by the Borrower of such properties is in material compliance with all applicable environmental, health and safety laws and standards.

          (ii) None of the Borrower's properties, or any part thereof, is subject to any remedial control, action, direction, order, or investigation (which is material) by the Ministry of the Environment or any authority having jurisdiction over matters involving the environment.

     (h) AUTHORIZED AND ISSUED CAPITAL. A majority of the issued and outstanding voting shares in the capital of the Borrower are registered in the name of the Guarantor or one of its wholly-owned subsidiaries.

     (i) TITLE TO ASSETS. The Borrower owns its assets free from all Liens except Permitted Liens.

     (j)  FINANCIAL STATEMENTS.

          The audited financial statements for the Guarantor last delivered to the Bank present fairly its financial position in all material respects, as of the date shown on such financial statements, and have been prepared in accordance with generally accepted accounting principles, consistently applied. Since such date no material adverse change in the business or financial position, operation, property or assets of the Borrower or the Guarantor has occurred, other than has been disclosed in writing to the Bank and in filings with the United States Securities and Exchange Commission prior to the date hereof relating to (i) charges incurred by the Guarantor in the third and fourth quarters of 1997; (ii) the sale of Guarantor's defense electronics business and (iii) the repurchase by the Guarantor of its stock.

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                                         -11-


     (k)  GUARANTOR.

          The address of the Guarantor's corporate head office and chief executive office and the office at which the Guarantor's primary corporate and business records are maintained is 8100 34th Avenue South, Minneapolis, MN, USA 55438.

6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrower contained in Section 6.1 shall survive the execution and delivery of this agreement notwithstanding any investigation made at any time by or on behalf of the Bank and shall be deemed to be repeated on the date of each Advance hereunder.

                                      ARTICLE 7
                                      COVENANTS

7.1 COVENANTS. The Borrower hereby covenants and agrees with the Bank that, so long as any amount is outstanding hereunder or so long as the Bank shall have any commitment hereunder, unless the Bank otherwise expressly consents in writing:

     (a) PUNCTUAL PAYMENT. The Borrower will pay all amounts outstanding hereunder and all interest thereon and all fees and other amounts required to be paid by it hereunder in the manner and at the times specified hereunder.

     (b) FINANCIAL REPORTING. The Borrower shall furnish the Bank with the following statements, reports and certificates:

           (i) within 120 days after the end of each fiscal year of the Borrower, copies of the Borrower's annual financial statements with respect thereto;

          (ii) upon delivery of the financial statements, a certificate of a senior officer of the Borrower certifying that no Default related to the Borrower has occurred and is continuing; and

         (iii) such other statements, reports and information as the Bank may reasonably request from time to time.

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                                         -12-


     (c) CORPORATE EXISTENCE. The Borrower shall maintain its corporate existence in good standing and shall not take part in any dissolution, reorganization, amalgamation, merger or any similar proceeding or arrangement without the Bank's prior written consent, not to be unreasonably withheld.

     (d) MATERIAL ADVERSE CHANGE. The Borrower shall promptly notify the Bank of any material adverse change in the financial condition of the Borrower or in the ability of the Borrower to satisfy its obligations hereunder.

     (e) COSTS AND EXPENSES. The Borrower shall pay all reasonable costs, fees, and expenses, (including travel expenses and those of legal counsel) incurred by the Bank (i) for services rendered by outside counsel in connection with the preparation of this agreement and the Guarantee and with the establishment of the Credits (but in no event shall such costs, fees and expenses to be paid by Borrower pursuant to this clause (i) and the costs, fees and expenses to be paid by Guarantor pursuant to Section 6.11(i) of the Guarantee exceed Cdn.$25,000); and (ii) in connection with the enforcement of this agreement and the collection of amounts outstanding hereunder and outstanding under the Guarantee.

     (f) NOTICE OF DEFAULT. The Borrower shall promptly notify the Bank of the occurrence of any Default or Event of Default and shall concurrently deliver to the Bank a detailed statement of a senior officer of the Borrower of the steps, if any, being taken to cure or remedy such Default or Event of Default.

     (g) NEGATIVE PLEDGE. Other than Permitted Liens, the Borrower will not create, issue, incur, assume or permit to exist any security interest, lien, charge or other encumbrance of any kind on or in respect of any of its assets or undertakings.

     (h) CHANGE OF CIRCUMSTANCES. If the introduction or adoption of any law, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency or any change therein or in the application thereof to the Borrower or to the Bank or in the interpretation or administration thereof or any compliance by the Bank therewith shall impose or require any reserve, special deposit requirements or tax (excluding taxes measured with reference to the net income or capital of the Bank), shall establish an appropriate amount of capital to be maintained by the Bank or shall impose any other requirement or condition which results in an increased cost to the Bank of extending or maintaining a credit or obligation hereunder or reduces the amount received or receivable by the Bank with respect to the Credits under this agreement or reduces the Bank's effective return hereunder or on its capital or causes the Bank to make any payment or to forego any return based on any amount received or receivable hereunder, then, provided that there has been notification to the Borrower by the Bank, the Borrower shall pay to the Bank such amounts as shall fully compensate the Bank for all such increased costs, reductions, payments or foregone returns which accrue after the 100th day following such notification. The Bank shall notify the Borrower of any actual increased or imposed costs, reductions, payments or foregone returns forthwith on becoming aware of same and shall concurrently provide to the Borrower a certificate of an officer of the Bank setting forth the amount of compensation to be paid to the Bank and the basis for the calculation of such amount.

     (i) INDEMNITY. Upon notice from the Bank (which notice shall be accompanied by a detailed calculation of the amount to be paid by the Borrower), the Borrower shall pay to the Bank such amount or amounts as will compensate the Bank for any loss, cost or expense incurred by it in the liquidation or redeposit of any funds acquired by the Bank to fund or maintain any portion of a LIBO Loan as a result of:

          (i) the failure of the Borrower to borrow or make repayments on the dates specified under this agreement or in any notice from the Borrower to the Bank; or

          (ii) the repayment or prepayment of any amounts on a day other than the payment dates prescribed herein.

     (j) EXISTENCE AND CONDUCT OF BUSINESS. The Borrower shall maintain its existence in good standing and do or cause to be done all things necessary to keep in full force and effect all rights, franchises, licenses, contracts and agreements which are necessary to own its assets and carry on its business. The Borrower will maintain its assets in good repair and working condition and will carry on only the type of businesses carried on by the Guarantor at the date hereof.
          The Borrower shall conduct its business in such a manner so as to comply in all material respects with all applicable laws and regulations.

     (k) FURTHER ASSURANCES. The Borrower shall, at the Bank's request, and at the Borrower's expense, perform such acts as may be necessary or advisable to carry out the intent of this agreement.

     (l) LITIGATION, ETC. The Borrower shall give the Bank prompt written notice of any material litigation involving the Borrower or proceeding which might reasonably be considered to materially adversely affect the Borrower's financial status or the operation of its business.

     (m) INSURANCE. The Borrower shall maintain in force with reputable insurers insurance with respect to losses of or damage to its assets from such risks, casualties and contingencies and of such types and in such amounts and subject to such deductible amounts as are customary in the case of persons engaged in the same or similar business with similar assets.

     (n) RIGHTS OF INSPECTION. At any reasonable time and from time to time upon reasonable prior notice, which in any event shall not be less than three Banking Days, the Borrower will, within the limits of its powers and the law, permit the Bank or any authorized representative thereof, at the expense of the Bank, to inspect its assets and properties and to examine and make copies of any financial information in its possession relating to its records and books of account. In exercising the Bank's rights under this Section, the Bank will take all reasonable steps to minimize the disruption to the ordinary course of operation of the Borrower's business.

     (o) NO SALE. The Borrower will not, sell, assign, transfer, convey, or otherwise dispose of or permit or acquiesce in the sale, assignment, transfer, conveyance or other disposition of its assets other than in the ordinary course of business and other than the sale of obsolete assets or assets no longer used in the business of the Borrower, sold in a commercially reasonable manner, for value.

     (p) PARI PASSU RANKING. The Borrower will not take, or permit any action to be taken, or suffer to exist any event, which results or would result in the amounts due or to become due hereunder ceasing to rank pari passu, equally, and rateably with all other unsubordinated obligations of the Borrower.

     (q) PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge before the same become delinquent:

          (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its assets; and

          (ii) all lawful claims which, if unpaid, might become a lien upon its assets,

          except for any such tax or claim which is being contested in good faith by proper proceedings with appropriate reserves having been set aside.

     (r) NO DIVIDENDS. The Borrower shall not declare or pay any dividends, purchase, redeem or retire or otherwise acquire for value any of the Borrower's capital stock now or hereafter outstanding or, except in the ordinary course of its business, make any loans or advances to any entity, including without limitation, the Guarantor or any affiliate of the Borrower or the Guarantor.

                                      ARTICLE 8
                                 CONDITIONS PRECEDENT

8.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This agreement shall become effective upon the fulfillment of the following conditions precedent:

     (a) the conditions precedent set forth in Section 8.2 shall have been fulfilled or have been waived by the Bank;

     (b) the Borrower shall have delivered to the Bank an executed copy of the Asset Purchase Agreement and such documents referred to therein as the Bank shall have requested, each of which shall be in a form approved by the Bank and all conditions precedent to the transaction contemplated by the Asset Purchase Agreement shall have been satisfied or waived;

     (c) the Bank and its counsel shall be satisfied that all necessary approvals, acknowledgments and consents have been given and all relevant laws have been complied with as concerns all agreements and transactions referred to herein;

     (d) the Bank shall have received, in form and substance satisfactory to the Bank,

          (i)  the Guarantee;

          (ii) certificates of a senior officer of each of the Obligors setting forth specimen signatures of the individuals authorized to sign this agreement, certified copies of the resolutions or other corporate proceedings of the Obligors authorizing the transactions under this agreement and other corporate and factual matters relevant to the transactions under this agreement;

        (iii) an opinion of Canadian counsel to the Borrower and the Guarantor, addressed to the Bank, in the form annexed hereto as Appendix "C";

          (iv) an opinion of in-house counsel to the Guarantor, addressed to the Bank, in the form annexed hereto as Appendix "D"; and

          (v) an opinion of United States counsel to the Bank, addressed to the Bank, in the form annexed hereto as Appendix "E";

     (e) the Borrower shall have delivered to the Bank an executed copy of the share purchase agreement dated as of January 26, 1998 among The Toronto-Dominion Bank, the Borrower, the Guarantor, Business Windows Inc., 3454916 Canada Inc. and Ceridian Canada Holdings, Inc.; and

     (f) the Guarantor shall have injected cash equity of at least Cdn.$95,000,000 into the Borrower for the purpose of acquiring the payroll business of the Bank and The Toronto-Dominion Bank.

8.2 CONDITIONS PRECEDENT TO ALL CREDIT. The obligation of the Bank to extend credit hereunder by means of drawdown, rollover or conversion from one type of credit availment to another is subject to fulfillment of the following conditions precedent on the date such credit is extended:

     (a) no Default has occurred and is continuing or would arise as a result of such extension of credit; and

     (b)  the representations and warranties of the Borrower contained in
          Section 6.1, the representations and warranties of the Guarantor contained in Article V of the Guarantor Credit Agreement, and the representations of the Guarantor contained in the Guarantee shall be true and correct in all material respects on and as of the date such credit is obtained as if such representations and warranties were made on such date, except to the extent they refer to filings made by the Guarantor with the United States Securities and Exchange Commission ("SEC"), in which case they shall be deemed amended to include all filings made by the Guarantor with the SEC to the date hereof.

8.3 WAIVER. The terms and conditions of Section 8.2 are inserted for the sole benefit of the Bank and the Bank may waive them in whole or in part, with or without terms or conditions, in respect of any extension of credit, without prejudicing the Bank's right to assert them in whole or in part in respect of any other extension of credit.

                                      ARTICLE 9
                                 DEFAULT AND REMEDIES

9.1 EVENTS OF DEFAULT. Upon the occurrence of any one or more of the following events:

     (a) the non-payment of any amount due hereunder within three Banking Days after notice of non-payment has been given to the Borrower by the Bank;

     (b) the permanent suspension of substantially all of the operations of the Borrower;

     (c) the Borrower shall (i) become insolvent or generally not pay its debts as such debts become due, (ii) admit, in writing, its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (iii) file a notice of intention to file a proposal under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; (iv) institute or have instituted against it any proceeding seeking:

          (i)  to adjudicate it a bankrupt or insolvent,

          (ii) a liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or

         (iii) the entry of any order for relief or the appointment of a receiver, trustee or custodian for it or for any substantial part of its assets,

          and, in the case of any such proceeding instituted against it (but not instituted by it) the proceedings have not been discharged within 30 days from the commencement of such proceedings;

     (d) any representation or warranty made by the Borrower in this agreement or any representation and warranty made by the Guarantor in the Guarantor Credit Agreement or any information furnished in writing to the Bank by the Borrower or by the Guarantor proves to have been incorrect in any material respect when made or furnished;

     (e) the breach or failure of due observance or performance by the Borrower of any covenant or provision of this agreement, other than those heretofore dealt with in this Section 9.1, or of any other document, agreement or instrument delivered pursuant hereto or referred to herein which is not remedied by the Borrower within ten Banking Days after the earlier of (i) the time that the Borrower becomes aware of the default or (ii) the time of the giving of notice from the Bank to the Borrower of the occurrence of such breach;

     (f) if there shall be an action, suit, inquiry, claim or proceeding against or affecting the Borrower before any governmental, parliament, legislature, regulatory authority, agency, commission, board or court or before any private arbitrator, mediator or referee which in any case or in the aggregate would reasonably be expected to result in the inability of the Borrower to perform its obligations hereunder;

     (g) if a receiver, receiver manager, liquidator or other person with like powers is appointed with respect to, or if an encumbrancer takes possession of any substantial part of the properties or assets of the Borrower and such encumbrancer continues to be in possession thereof for a period of thirty (30) days;

     (h) if one or more final judgments or orders for the payment of money in excess of $1,000,000 be rendered against the Borrower which is not appealed or discharged within 30 days from the imposition of such judgment;

     (i) if an event or condition shall occur which constitutes an event of default under any other agreement or instrument relating to indebtedness of the Borrower exceeding $1,000,000 or which would permit the acceleration of such indebtedness;

     (j) if an Event of Default (as defined in the Guarantor Credit Agreement) shall occur under the Guarantor Credit Agreement, it being agreed that if the Guarantor Credit Agreement provides that a specified event of default may not occur until a period of time has elapsed following the giving of notice by the Agent (under and as defined in the Guarantor Credit Agreement) then such notice may be provided by the Bank, for the purpose of this agreement;

     (k) if the Guarantor shall breach any of the Financial Covenants and such breach shall continue unremedied for a period of 20 days, whether or not the lenders under the Guarantor Credit Agreement shall have waived compliance with such Financial Covenants and whether or not such lenders shall have agreed that such default shall not be an Event of Default under the Guarantor Credit Agreement;

     (l) if the Guarantor shall breach any of the representations, warranties or, covenants set out in the Guarantee (and in the case of a breach of the representations, warranties or covenants set out in the Guarantor Credit Agreement which are incorporated by reference in the Guarantee, such breach constitutes an Event of Default under the Guarantor Credit Agreement) including without limitation, if the indebtedness and liability of the Guarantor under the Guarantee shall no longer rank pari passu, equally, and rateably with all of the present and future indebtedness and liability of the Guarantor;

     (m) if the Guarantor shall no longer directly or indirectly own a majority of the issued and outstanding voting shares of the Borrower; or

     (n) if all or any part of the Guarantee is invalid, unenforceable or terminated in any respect, or if the Guarantor denies all or any of its obligations under the Guarantee,

then, without limitation to the Bank's rights and remedies at law or in equity, the right of the Borrower to obtain any further credit hereunder and all of the obligations of the Bank hereunder to extend such further credit shall automatically terminate and the Bank may, by notice to the Borrower, declare all indebtedness of the Borrower to the Bank pursuant to this agreement (including the present value of the face amount of all Bankers' Acceptances issued and outstanding hereunder based on their respective maturity dates, the present value to be calculated using a discount rate equal to the yield of bills of exchange accepted by the Bank and having a similar maturity date and the principal amount of all Letters of Credit) to be immediately due and payable whereupon all such indebtedness shall immediately become and be due and payable without further demand or other notice of any kind, all of which are expressly waived by the

Borrower. Upon the payment by the Borrower to the Bank of the present value of the face amount of all Bankers' Acceptances issued and outstanding hereunder, the Borrower shall have no further liability to the Bank with respect to such Bankers' Acceptances.

9.2 AUTOMATIC ACCELERATION. If the Borrower is adjudged or declared bankrupt or insolvent or any of the proceedings referred in the event of default set out at Section 9.1(c) above shall be voluntarily instituted by the Borrower, or the Borrower indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any substantial part of its property, or consents to the appointment of any receiver or trustee (which events shall be included in the list of events of default set out above), then, without limiting the Bank's rights and remedies at law, equity, or otherwise under this agreement, all indebtedness of the Borrower to the Bank in connection with the agreement will be automatically accelerated and will be required to be paid by the Borrower, without the necessity of notice or otherwise and, any right of the Borrower to any further utilization of the Credits shall automatically terminate.

9.3 REMEDIES CUMULATIVE. The rights and remedies of the Bank under this agreement are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law.

                                      ARTICLE 10
                                    MISCELLANEOUS

10.1 WAIVERS AND AMENDMENTS. No failure or delay by the Bank in exercising any right hereunder shall operate as a waiver of such right nor shall any single or partial exercise of any power or right hereunder preclude its further exercise or the exercise of any other power or right. Any waiver by the Bank of the strict observance, performance or compliance with any term, covenant or condition of this agreement is not a waiver of any subsequent default and any indulgence by the Bank with respect to any failure to strictly observe, perform or comply with any term, covenant or condition of this agreement is not a waiver of the entire term, covenant or condition or any subsequent default. Any term, covenant, agreement or condition of this agreement may only be amended with the consent of the Borrower and the Bank and compliance therewith may only be waived (either generally or in a particular instance and either retroactively or prospectively) by the Bank.

10.2 NOTICES. All notices and other communications provided for herein shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee or sent by telefacsimile or other direct written electronic means, charges prepaid, at or to the applicable addresses or telefacsimile numbers, as the case may be, set opposite the party's name on a signature page hereof or at or to such other address or addresses or telefacsimile number or numbers as either party hereto may from time to time designate to the other party in such manner. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Banking Day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of delivery. Any communication which is transmitted by telefacsimile or other direct written electronic means as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Banking Day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of transmission.

10.3      INDEMNITY.

     (a) GENERAL INDEMNITY. The Borrower shall pay, defend, indemnify, and hold the Bank and its officers, directors, employees, counsel and agents (each an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including cleanup costs and engineering consulting costs in respect of environmental claims and legal fees on a solicitor and client basis) of any kind or nature whatsoever (collectively, "Costs") with respect to the execution, delivery, enforcement, performance and administration of this agreement or the Guarantee, or the transactions contemplated hereby and thereby and with respect to any investigation, litigation or proceeding (including any insolvency proceeding, environmental claim or appellate proceeding) related to this agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or wilful misconduct of, or breach of this agreement by, such Indemnified Person. For certainty, the Borrower shall have no obligation hereunder with respect to Costs arising in respect of the Asset Purchase Agreement or the transactions contemplated thereby, and the provisions of this Agreement shall not in any way lessen the Bank's obligations of indemnification under the Asset Purchase Agreement.

     (b) SURVIVAL. The obligations in this Section 10.3 shall survive payment of all other indebtedness hereunder and cancellation of the Credits.

10.4 SUCCESSORS AND ASSIGNS. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

10.5 ASSIGNMENT. Neither this agreement nor the benefit thereof may be assigned by the Borrower. Prior to the occurrence of a Default, the rights and obligations of the Bank hereunder may be assigned or participated by the Bank in whole or in part with the prior written consent of the Borrower (which consent not to be unreasonably withheld). At any time following the occurrence of a Default, the rights and obligations of the Bank hereunder may be assigned or participated by the Bank in whole or in part without the consent of or notice to the Borrower. For the purposes of any such assignment or participation, the Bank may disclose, on a confidential basis, to a potential participant, transferee or assignee such information about the Borrower and the Guarantor as the Bank may see fit.

10.6 ENTIRE AGREEMENT. This agreement and the agreements referred to herein and delivered pursuant hereto constitute the entire agreement between the parties hereto relating to the Credits and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

10.7 FOREIGN CURRENCY OBLIGATIONS. The Borrower shall make payment of all amounts owing hereunder in the currency (the "Original Currency") in which the Borrower is required to pay such obligation. If the Borrower makes payment relative to any obligation to the Bank in a currency (the "Other Currency") other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction) such payment shall constitute a discharge of the Borrower's liability hereunder in respect of such obligation only to the extent of the amount of the Original Currency which the Bank is able to purchase at its main branch in the jurisdiction where the loans to the Borrower are recorded, with the amount it receives on the date of receipt in accordance with its normal practice. If the amount of the Original Currency which the Bank is able to purchase is less than the amount of such currency originally due to the Bank in respect to the relevant obligation, the Borrower shall indemnify and save the Bank harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation contained in this agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Bank and shall continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

          IN WITNESS WHEREOF the parties hereto have executed this agreement.

CANADIAN IMPERIAL BANK OF COMMERCE
Commerce Court West, 3rd Floor
Toronto, Ontario,   M5L 1A2

Attention:     Managing Director
               Corporate Finance
Telefax:       (416) 980-7377

By:
    -------------------------------

Title:
       -----------------------------


By:
    -------------------------------

Title:
       ----------------------------

CERIDIAN CANADA LTD.
3500 Steeles Avenue East
Tower 2-Level
Markham, Ontario  L3R 2Z1

Attention:     President
Telefax:       905-982-6853

cc:  Ceridian Corporation
     8100 - 34th Avenue South
     Minneapolis, Minnesota  53425
     Attention:  Treasurer


By:
    -------------------------------

Title:
       ----------------------------

By:
    -------------------------------

Title:
       ----------------------------